Exhibit 99.2

SBA Prices $500 Million Convertible Senior Notes

BOCA RATON, Fla., May 13, 2008. SBA Communications Corporation (NASDAQ: SBAC) (“SBA”) today announced the pricing of its previously announced $500 million principal amount of Convertible Senior Notes due 2013. SBA has granted the underwriters an overallotment option to purchase an additional $50 million principal amount on the same terms. The notes are being sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The notes will pay interest semi-annually at a rate of 1.875% per annum. The notes will be convertible, at the holder’s option, under certain circumstances at an initial conversion rate of 24.1196 shares of SBA’s Class A common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $41.46 or a 20% conversion premium based on the last reported sale price of $34.55 per share of SBA’s Class A common stock on May 12, 2008. Upon conversion, SBA’s conversion obligation may be settled in cash, shares of SBA’s Class A common stock, or a combination of cash and shares of SBA’s Class A common stock.

SBA estimates that the net proceeds from this offering will be approximately $487.9 million after deducting estimated discounts, commissions and expenses. SBA expects to use a portion of the net proceeds from the offering to repurchase, contemporaneously with the closing of the sale of the notes, 3.47 million shares of its Class A common stock, or approximately $120.0 million, based on the closing stock price of $34.55 on May 12, 2008. In addition, SBA expects to use approximately $74.1 million of the net proceeds from the note offering plus proceeds from the warrant transactions referred to below to fund the cost of the convertible note hedge transactions that SBA entered into contemporaneously with the pricing of the notes. The remaining net proceeds will be used to repay $20 million of outstanding debt under the senior secured revolving credit facility, to repay approximately $200 million to be drawn under the senior secured revolving credit facility to fund the acquisition costs in connection with SBA’s recently announced TowerCo transaction, to finance the future acquisition of complementary businesses, the future acquisition or construction of towers and the purchase or extension of leases of land underneath its towers, to fund additional stock repurchases and/or for general corporate purposes.

As discussed above, in connection with the offering, SBA has entered into convertible note hedge transactions with affiliates of certain of the initial purchasers of the notes (the “hedge counterparties”) and intends to use a portion of the net proceeds from this offering to pay for the cost of the convertible note hedge transactions. SBA has also entered into separate warrant transactions with the hedge counterparties. If the initial purchasers exercise their option to purchase additional notes to cover over-allotments, SBA will enter into additional warrant transactions and use a portion of the net proceeds from the sale of the additional notes and the additional warrants to enter into additional convertible note hedge transactions. The convertible note hedge transactions and the warrant transactions, taken as a whole, effectively increase the conversion price of the notes from $41.46 per share to $67.37 per share, reflecting a premium of approximately 95% based on the last reported sale price of $34.55 per share of SBA’s Class A common stock on May 12, 2008.

The hedge counterparties have advised SBA that, in connection with hedging these transactions, they expect to enter into various derivative transactions with respect to SBA’s Class A common stock, concurrently with or shortly after the pricing of the notes. The hedge counterparties have also informed SBA that they are likely to modify these hedge positions by entering into or unwinding various derivative transactions and/or by purchasing or selling SBA’s Class A common stock in secondary market transactions during the term of the notes. The cost of the convertible note hedge transactions that SBA entered into with the hedge counterparties will be recorded in the equity section of SBA’s balance sheet and therefore not included in interest expense.

This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The securities and the shares of SBA Class A common stock issuable upon conversion or exercise of the notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses — site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 35,000 antenna sites in the United States.

For additional information about SBA, please contact Pam Kline, Vice President of Capital Markets, at (561) 226-9232.

This press release includes forward-looking statements regarding SBA’s intention to issue the notes and its intended use of the proceeds. These forward-looking statements may be affected by risks and uncertainties in the Company’s business, market conditions and other factors. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on February 28, 2008. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company, including the risk that the offering of the Notes cannot be successfully completed. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.